UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : September 14, 2010

Commission File No. 333-136643

ONE BIO, CORP.

(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180

 (Address of principal executive offices)

305-328-8662

(Issuer  telephone number)

(Former Name and Address)

ITEM 8.01: OTHER ITEMS

On  September 14, 2010,  FINRA advised the Company that FINRA would process the Company's 1 for 5 reverse stock split previously disclosed in the Company's July 27, 2010, Definitive Information Statement on Schedule 14(c),  relating  to  an  amendment  to  the  Company's  articles  of incorporation  to:  (i)  reduce the number of authorized shares of common stock from 150,000,000 shares to 30,000,000 shares; and (ii) effecting a 1 for 5 reverse split of the Company's common stock. Said amendment to the Company's articles of incorporation was filed on August 30, 2010.  FINRA also advised the Company that the corporate action will take effect at the open of business on September, 15, 2010, that the new symbol for the Company’s shares on that date will be ONBID, and that after 20 business days the “D” would be removed from the symbol, which will then be ONBI.

Subsequent to the filing and effectiveness of above referenced amendment to the Company’s articles of incorporation, the Company then filed on August 30, 2010, another amendment to its Articles of Incorporation also previously disclosed in the Company's July 27, 2010, Definitive Information Statement on Schedule 14(c) pursuant to which the number of authorized shares of common stock was increased from 30,000,000 shares to 100,000,000 shares.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Bio, Corp.

September 14, 2010	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer and Director

September 14, 2010	/s/ Cris Neely
Cris Neely
Chief Financial Officer and Director